UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 6, 2017 (April 6, 2017)

GLORYWIN ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55100	27-3369810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

, 20/F, AIA Tower, Nos 251A-301

Avenida Commercial de Macau, Macau
(Address of principal executive offices)

+853 8294-2333
(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 6, 2017, Mr. Ze Wu Xuan announced his resignation as acting Chief Executive Officer to the Board, effective immediately. On the same day, Mr. Gim Hooi Ooi, also announced his resignation as Chief Financial Officer and Executive Director to the Board, effective immediately. Both Mr. Xuan and Mr. Ooi did not resign for reasons involving a disagreement with the Company or its management, or because of any matter relating to the Company’s operations, policies, or practices.

On April 6, 2017, the Board accepted Mr. Xuan’s and Mr. Ooi’s resignation. On the same date, the Board appointed Miss Min Song as the Chief Executive Officer to fill the vacancy created by the resignation of Mr. Xuan and as an Executive Director to the Board. One the same date, the Board also appointed Mr. Bernard Geok Chuan Lim as the Chief Financial Officer and Executive Director to the Board, to fill the vacancy created by the resignation of Mr. Ooi.

Both Miss Min Song and Mr. Bernard Geok Chuan Lim, do not have any family relationship with any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Miss Min Song and Mr. Bernard Geok Chuan Lim, and the Company that would require disclosure under Item 404(a) of Regulation S-K.

New CEO and CFO working experience and education background.

Miss Min SONG, age 44, was graduated from Secondary Secondary Vocational School of Hebei, major in Applied Chemistry Specialty. Prior to joining our company as CEO, she was Research Technician for Xingyuan Industry Group, China from year 1995 to 2000. Then she joined Shanghai Huanshengda Logistic, China as Technical Advisor in 2000 in charge of its biomass materials and equipment import and export division. She gained her experience in the procurement and setting up of biomass factories for her clients in South East Asia. Then in 2015, she was headhunted by one of her clients, Semaian Cabaran Sdn Bhd and became the General Manager for this Malaysia based company. After joining our company as CEO, she will be responsible to raise fund to set up an activated carbon factory in Malaysia and using her knowledge and experience in biomass industry to ensure the factory to be set up will profitable and sustainable.

Mr. Bernard Geok Chuan Lim, age 38, was graduated from Ryerson University, Ontario Canada, major in Mechanical Engineering. After graduated in Canada, he was a mechanical engineer in a reputable company in Malaysia, Sunway Engineering Sdn Bhd. Then, he venture into his own business as one of the directors for Allied Biomass Products Sdn Bhd which trading in palm oil base biomass fuel, palm fibres and palm kernel shell carbon products. Prior to joining our company, he was the Managing Director of Semaian Cabaran Sdn Bhd, a Malaysia company involved in managing palm oil waste and turn it into value added products such as organic fertilisers, palm fibres for mattings, biomass fuel pellets from palm fibres, palm kernel cakes for animal feed and palm kernel shells for activated carbons. After joining our company as Chief Financial Officer, Mr. Lim is prepared to utilise his expertise in this biomass industry to assist company to venture into the palm kernel shell activated carbon market in Malaysia. With his experience, Mr. Lim will brings much confidence to our new business to be launched in Malaysia.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP INC.

Date: April 6, 2017	By:	/s/ Ze Wu Xuan
Ze Wu Xuan
Acting Chief Executive Officer

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